Exhibit 10.298

Counterpart to Registration Rights Agreement
July 9, 2015
The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor, as defined in the Registration Rights Agreement, dated January 27, 2015 by and among Endo Finance LLC, a Delaware limited liability company, Endo Finco Inc., a Delaware corporation, and Endo Limited, an Irish private limited company, the Guarantors party thereto, RBC Capital Markets, LLC and Citigroup Global Markets Inc., relating to the 6.00% Senior Notes due 2025, to be bound by the terms and provisions of such Registration Rights Agreement.

Exhibit 10.298

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of the date first written above.

ISHIRINI LIMITED (TO BE RENAMED ENDO FINANCE III LIMITED)

as a Guaranteeing Subsidiary

By:	/s/ Orla Dunlea
Name:	Orla Dunlea
Title:	Director

[Signature to Registration Rights Agreement Counterpart – 6.00% Senior Notes due 2025]